UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 20, 2007

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

489 Fifth Avenue, 32nd Floor, New York, New York 10017

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 20, 2007, Warren Resources, Inc. (“Warren” or the “Company”) entered into and closed five separate Asset Purchase Agreements to acquire substantially all of the oil and gas property interests (the “Properties”) from five separate Delaware limited partnerships formed from 2000 to 2003 in which Warren is the managing general partner (the “Sellers”).

The acquired Properties are principally located in Wyoming, Texas and California. As more particularly described in Item 3.02 below, in connection with the acquisition of the Properties, subject to certain post-closing adjustments, we paid to the Sellers an aggregate of 3,482,074 shares of our unregistered restricted common stock (“Common Stock”) and assumed certain liabilities, as follows:

		Restricted
		Common
Seller	Asset Purchase Price	Shares
Oil & Gas Technology Fund - 2000, Series A, L.P.	$12,599,597	1,166,629
Oil & Gas Technology Fund - 2000, Series B, L.P.	8,521,075	788,988
Oil & Gas Technology Fund - 2001, Series A, L.P.	8,407,706	778,491
Oil & Gas Technology Fund - 2002, Series A, L.P.	4,476,398	414,481
Coalbed Methand Fund - 2003, Series A, L.P.	3,601,640	333,485

The restricted shares of Common Stock were valued based upon a 20% discount from the weighted average sales price for Warren’s publicly traded Common Stock for the sixty-one (61) calendar days ending May 31, 2007. During that period, the weighted average sales price was $13.50 per share, and the 20% discounted price was $10.80 per share.

Subject to certain limitations, we also granted certain future registration rights to the Sellers in which we have agreed commencing in September 2007, but no sooner than 75 days from the closing, to file at Seller’s request a registration statement with the U.S. Securities and Exchange Commission (the “SEC”), which request has been made. We also agreed to use our reasonable efforts to cause the registration statement to be declared effective within one (1) year after the closing of the Properties acquisition. The Common Stock was issued pursuant to the private placement exceptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act of 1933, as amended, (the “Act”).

The Properties acquired include:

(a) all of the working interests in producing and non-producing wells owned by the Sellers;

(b) any royalty interests and overriding royalty interests, including rights to acquire the same, owned by Sellers or their affiliates, if any;

(c) all wells, including water injection wells, drilled or developed on the Properties;

(d) all personal property, fixtures and field inventory, including pipe, tubing, equipment, rig and related items; and

(e) all lease interests, contracts, agreements, options, permits, accounting software, files, records and any other rights regarding the Properties, in each case to the extent transferable.

In these acquisitions, we also assumed all environmental liabilities of the Sellers with respect to the Properties, including well plugging and abandonment liability. The aggregate purchase price was based on the estimated PV-10 value of the Properties as determined by the independent petroleum engineering firm of Williamson Petroleum Consultants, Inc. at February 1, 2007 plus the cost of water injection wells. The Property acquisitions were effective as of

April 1, 2007. Based upon the estimates of the independent petroleum engineering firm, the Properties acquired have approximately 9.9 Bcfe of estimated proved developed producing reserves.

A copy of the form of Asset Purchase Agreement between the Company and each Seller is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets

To the extent required by the provisions of this Item 2.01, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sale of Equity Securities

In connection with the acquisition of the Properties from the Sellers, as more particularly described in Item 1.01 above, on June 20, 2007, Warren issued 3,482,076 shares of our unregistered Common Stock to the five separate Sellers.

The restricted shares of Common Stock were valued based upon a 20% discount from the weighted average sales price for Warren’s publicly traded Common Stock for the sixty-one (61) calendar days ended May 31, 2007. During that period, the weighted average sales price was $13.50 per share, and the 20% discounted price was $10.80 per share. The Common Stock was issued pursuant to the private placement exceptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Act. Each of the five Sellers has represented to Warren that such Seller is an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the SEC under the Act and that such Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transaction described herein.

Item 9.01.   Financial Statements and Exhibits.

The financial statements related to Item 2.01 of this Current Report on Form 8-K are not included, and the Company     intends to file the relevant statements not later than 71 calendar days after the date of this Current Report on Form 8-K.

(d)  Exhibits.

Exhibit Number	Description

Exhibit 10.1	Form of Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARREN RESOURCES, INC.

	By:	/s/ Norman F. Swanton
Chairman and CEO

Date: June 22, 2007